SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported) February 1, 2000




                  LIBERTY HOUSING PARTNERS LIMITED PARTNERSHIP
               (Exact name of registrant as specified in charter)




Massachusetts                      0-13520                  04-2828131
(State or other                 (Commission file            (IRS employer
jurisdiction of                    number)                  identification no.)
incorporation)




100 Second Avenue,  Needham, MA                                        02494
(Address of principal executive offices)                            (Zip code)




Registrant's telephone number, including area code: (781) 444-5251

Item 2.  Acquisition or Disposition of Assets.

        On February 1,2000, the Registrant sold its 98% interest as a limited partner (the "Partnership Interest") in Osuna Apartments Company ("Osuna") to The Sovereign Management Corporation, the company retained by Osuna to manage its apartment complex (the "Purchaser"). In consideration for the sale of the Partnership Interest, the Registrant received a net cash purchase price of $100,000. In connection with the sale, the holders of the Purchase Money Notes (the "Notes") issued by the Registrant in connection with its acquisition of the Partnership Interest released the Registrant from all liabilities in connection with the Notes. The consideration received by the Registrant was determined through arms' length negotiation between the Registrant and the Purchaser.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

 (b) Pro Forma Financial Information.

        The registrant intends to file any pro forma financial information required pursuant to Article 11 of Regulation S-X on or before April 16, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   LIBERTY HOUSING PARTNERS LIMITED PARTNERSHIP

                                   By:  TNG Properties Inc.
                                        Managing General Partner




                                   By:  /s/ Wilma R. Brooks
                                        Wilma R. Brooks
                                        Chief Financial Officer
Date: February 15, 2000



                                      -3-